Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Cushing MLP Infrastructure Master Fund, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Cushing MLP Infrastructure Master Fund for the period ended May 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Cushing MLP Infrastructure Master Fund for the stated period.

/s/ Jerry V. Swank	/s/ John H. Alban
Jerry V. Swank President & Chief Executive Officer	John H. Alban Treasurer & Chief Financial Officer
Dated: August 4, 2017

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Cushing MLP Infrastructure Master Fund for purposes of Section 18 of the Securities Exchange Act of 1934.